UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2015 (May 1, 2015)

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2015, New Source Energy Partners L.P. (the "Partnership") entered into an Eighth Amendment (the "Eighth Amendment") to the Credit Agreement dated as of February 13, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent ("BMO"), and the other lenders party thereto (the "Credit Agreement"). The Eighth Amendment (i) permits the Partnership to make cash distributions up to $6.0 million per year to holders of certain equity interests in the Partnership, (ii) amends the terms of a consent letter dated April 8, 2015 ("Consent Letter"), by and among the Partnership, BMO and the other lenders party to the Credit Agreement, to postpone the redetermination of the borrowing base under the Partnership's credit facility from May 1, 2015 to May 8, 2015, (iii) makes null and void the waiver contained in the Seventh Amendment to the Credit Agreement permitting the Partnership to make certain cash distributions to the holders of the Partnership's common units that are not otherwise permitted by the Credit Agreement and (iv) imposes certain hedging requirements for our oil and natural gas assets if the Partnership unwinds any current hedges prior to the October 2015 redetermination date.

A copy of the Eighth Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Eighth Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment.

Relationships

BMO and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. BMO and its affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of its business, for which they will receive fees and expenses. An affiliate of BMO is the sales agent of the Partnership’s At-the-Market Offering program pursuant to which such affiliate of BMO is entitled to customary commissions which they have received and in the future will receive.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

10.1
Eighth Amendment to Credit Agreement, dated as of May 1, 2015, by and among New Source Energy Partners L.P., as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.

.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: May 4, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
Eighth Amendment to Credit Agreement, dated as of May 1, 2015, by and among New Source Energy Partners L.P., as borrower, Bank of Montreal, as administrative agent, and the other lenders party thereto.